                                                                     EXHIBIT 23

                  KMART CORPORATION AND SUBSIDIARY COMPANIES
                EXHIBIT 23-CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, and 33-52799) of Kmart Corporation of our report dated March 3, 1998 appearing on page 22 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K for the year ended January 28, 1998.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Bloomfield Hills, Michigan
April 13, 1998